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                                                                   EXHIBIT 10.13


                                ALTAVISTA COMPANY
                        1999 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE.
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     The purpose of the AltaVista Company 1999 Employee Stock Purchase Plan (the
"Plan") is to provide an opportunity for Employees (as defined below) to purchase Common Stock (as defined below) of AltaVista (as defined below) and thereby to have an additional incentive to contribute to the prosperity of AltaVista. It is the intention of AltaVista that the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended, although AltaVista makes no undertaking nor representation to maintain such qualification. In addition, this Plan authorizes the grant of options and issuance of Common Stock which do not qualify under section 423 of the Code pursuant to sub-plans that may be adopted by the Committee, from time to time, which sub-plans are designed to achieve desired tax or other objectives in particular locations outside the United States.

2. DEFINITIONS.
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(a) "AltaVista" shall mean AltaVista Company, together with any successor
     ---------
thereto.


(b) "Board" shall mean the board of directors of AltaVista.
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(c) "Code" shall mean the United States Internal Revenue Code of 1986, as
     ----
amended from time to time and the regulations thereunder.

(d) "Committee" shall mean a committee appointed by the Board in accordance with
     ---------
Section 13 of the Plan to administer the Plan and to perform the functions set forth herein.

(e) "Common Stock" shall mean the common stock of AltaVista, par value $0.01, or
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such other securities of AltaVista as may be designated by the Committee from time to time.

(f) "Continuous Status as an Employee" shall mean the absence of any
     --------------------------------
interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by AltaVista or a Designated Subsidiary, as appropriate, provided that (1) such leave is for a period of not more than 90 days or (2) reemployment with AltaVista or the Designated Subsidiary, as appropriate, is guaranteed by contract or statute upon expiration of such leave.

(g) "Designated Subsidiary" shall mean a Subsidiary that has been designated by
     ---------------------
the Committee as eligible to participate in the Plan with respect to such Subsidiary's Employees.

(h) "Employee" shall mean any individual classified as an employee by AltaVista
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or a Designated Subsidiary, as the case may be, on the payroll records of
AltaVista or the Designated Subsidiary during the relevant Offering Period and who is customarily employed by AltaVista or
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the Designated Subsidiary for at least twenty (20) hours per week and more than five (5) months in a calendar year. The Committee may, in its sole discretion, provide that a designated group of "highly compensated" Employees within the meaning of section 414(q) of the Code are ineligible to participate in the Plan.

(i) "Fair Market Value" shall mean the value of one share of Common Stock on the
     -----------------
relevant date, determined as follows:

     (1) If the shares of Common Stock are traded on an exchange (including the Nasdaq National Market System), the reported "closing price" on the relevant date (e.g., the Offering Date or Purchase Date);

     (2) If the shares of Common Stock are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on said system on the relevant date; and

     (3) If neither (1) nor (2) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (4) Notwithstanding anything to the contrary contained herein, for purposes of the Offering Date of the first Offering Period under the Plan, the Fair Market Value of one share of Common Stock shall be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial underwritten public offering of the Common Stock (the "Registration Statement").

(j) "Offering Date" shall mean the first Trading Day of each Offering Period.
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(k) "Offering Period" shall mean a three-month, six-month or other period as
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determined by the Committee (but in no event for a period of longer than twenty-seven (27) months) during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after April 1 and October 1 of each year; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares AltaVista's Registration Statement effective and ending on the last Trading Day on or before March 31, 2001.

(l) "Participant" shall mean a participant in the Plan as described in Section 4
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of the Plan.

(m) "Pay" shall mean an Employee's base cash pay (excluding variable cash
     ---
payments, unless otherwise determined by the Committee) paid on account of personal services rendered by the Employee to AltaVista or a Designated Subsidiary, plus pre-tax contributions made by or on behalf of the Employee that are part of deferred pay or benefit plans maintained by AltaVista or a Designated Subsidiary, with any modifications determined by the Committee. The Committee shall have the authority to determine and approve all forms of pay (such as commissions) to be included in the definition of Pay and may change the definition of Pay on a prospective basis.

(n) "Purchase Date" shall mean the last Trading Day of each Purchase Period.
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(o) "Purchase Period" shall mean the approximately six-month period commencing
     ---------------
after one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period of any Offering Period shall commence on the Offering Date.

(p) "Stockholder" shall mean a record holder of shares entitled to vote shares
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of Common Stock under AltaVista's bylaws.

(q) "Subsidiary" shall mean any subsidiary corporation (other than AltaVista) in
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an unbroken chain of corporations beginning with AltaVista, as described in Code section 424(f).

(r) "Trading Day" shall mean a day on which national stock exchanges and the
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Nasdaq National Market System are open for trading.

     3. ELIGIBILITY.
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     Subject to the limitations contained herein, any person who is an Employee as of an Offering Date shall be eligible to participate in the Plan in accordance with Section 4 hereof and shall be granted an option for the Offering Period commencing on such Offering Date; provided, that the Committee may impose an eligibility period on participation of up to two years employment with AltaVista and/or a Designated Subsidiary with respect to participation on any prospective Offering Date.

     Notwithstanding any provision of the Plan to the contrary, no Employee may participate in the Plan if, immediately after an option is granted, the Employee owns or is considered to own (within the meaning of Code section 424(d)), shares of capital stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by AltaVista, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of AltaVista or of any of its Subsidiaries. Any amounts received from an Employee that cannot be used to purchase shares of Common Stock as a result of this limitation shall be returned as reasonably practicable to the Employee without interest.

     All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code section 423(b)(5); provided, however, that Employees participating in a sub-plan adopted pursuant to Section 14 which is not designed to qualify under Code section 423 need not have the same rights and privileges as Employees participating in the Code section 423 Plan. The Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.

4. PARTICIPATION AND WITHDRAWAL.
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     4.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Offering Date, a completed payroll deduction authorization and Plan enrollment form pro-

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vided by AltaVista or by following an electronic or other enrollment process as prescribed by the Committee. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Pay, not to exceed ten percent (10%) of the Employee's Pay, or such greater percentage, as specified by the Committee. The Committee may provide for a separate election (of a different percentage) for a specified item or items of Pay, including profit sharing payments, if any. Payroll deductions shall commence on the first day of the first payroll period commencing immediately following the Offering Date, and shall end on the last day of the last payroll period ending prior to the Purchase Date of the Purchase Period to which the subscription agreement is applicable, unless sooner terminated by the Participant's withdrawal from the Plan or termination of employment with AltaVista or a Designated Subsidiary or of Participant's Continuous Status as an Employee or otherwise, as determined by the Committee in its discretion. All payroll deductions may be held by AltaVista and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by AltaVista under the Plan and the amount of each Participant's payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account. Unless otherwise specified by the Committee, payroll deductions made with respect to Employees paid in currencies other than U.S. dollars shall be accumulated in local (non-U.S.) currency and converted to U.S. dollars as of the Purchase Date.

     4.2 Unless otherwise determined by the Committee, a Participant may decrease his or her rate of payroll deductions at any time in accordance with procedures prescribed by the Committee. A Participant may increase his or her rate of payroll deductions only effective on the first payroll date following commencement of the next Purchase Date by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Offering Period and future Offering Periods (or any lower maximum rate then in effect) unless the Participant discontinues participation in the Plan or terminates employment with AltaVista or a Designated Subsidiary or upon termination of Participant's Continuous Status as an Employee.

     4.3 (a) Under procedures established by the Committee, a Participant may discontinue participation in the Plan at any time during an Offering Period by completing and filing a new payroll deduction authorization and Plan enrollment form with AltaVista or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to discontinue the payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Offering Period and future Offering Periods (or any lower maximum rate then in effect) unless the Participant changes his or her rate of payroll deductions or terminates employment with AltaVista or a Designated Subsidiary or upon termination of Participant's Continuous Status as an Employee.

         (b) If a Participant discontinues participation during an Offering Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Purchase Date, but the Participant will not again participate until he

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or she re-enrolls in the Plan. Alternatively, Participants may request a cash distribution of monies accumulated but not yet distributed by following such procedures, electronic or otherwise, as specified by the Committee. The Committee may establish rules limiting the frequency with which Participants may discontinue and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume payroll deductions following discontinuance. The Committee also may change the rules regarding discontinuance of participation or changes in participation in the Plan.

         (c) In the event any Participant terminates employment with AltaVista or any Designated Subsidiary for any reason (excluding death or disability), the Participant's participation in the Plan shall terminate and all accumulated payroll deductions credited to the Participant's account shall be paid to the Participant or the Participant's estate, as applicable, without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee.

         (d) In the event any Participant terminates employment with AltaVista or any Designated Subsidiary by reason of death or disability, the Participant's accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Purchase Date. Alternatively, such Participant (or the Participant's estate, as applicable) may request a cash distribution of monies accumulated but not yet distributed by following such procedures, electronic or otherwise, as specified by the Committee.

         (e) Upon termination of a Participant's Continuous Status as an Employee, all the payroll deductions credited to such Participant's account (that have not been used to purchase shares of Common Stock) shall be returned to such Participant, and such Participant's option shall be automatically terminated. Such termination shall be deemed a termination of employment with AltaVista or a Designated Subsidiary for purposes of the Plan.

5. OFFERING.
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     5.1 Subject to adjustment pursuant to Section 8, the maximum aggregate number of shares of Common Stock which shall be reserved for sale under the Plan for all Offering Periods that commence during each fiscal year of the Company occurring during the term of the Plan shall be two million shares. Such shares shall be available as of the first day of the first Offering Period that commences in each such fiscal year. The shares of Common Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares. If the total number of shares of Common Stock which would otherwise be subject to options granted hereunder on an Offering Date exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

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     5.2 Each Offering Period shall be determined by the Committee. Unless otherwise determined by the Committee, the Plan will operate with successive one-year Offering Periods. The Committee shall have the power to change the duration of future Offering Periods, without Stockholder approval, and without regard to the expectations of any Participants.

     5.3 With respect to each Offering Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase the number of shares of Common Stock which may be purchased with the payroll deductions accumulated in an account maintained on behalf of such Employee during each Purchase Period, at the purchase price specified in Section
5.4 below, subject to the limitations contained in this Section 5.3. Notwithstanding any other provision of the Plan to the contrary, (i) no Employee participating in the Code section 423 Plan shall be granted an option to purchase Common Stock under the Plan and all employee stock purchase plans of AltaVista and its Subsidiaries at a rate which exceeds $25,000 of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time and (ii) no Employee shall be permitted to purchase during any Purchase Period more than 2,500 shares of Common Stock) subject to any adjustment pursuant to
Section 8 hereof). Notwithstanding anything to the contrary contained herein, to the extent necessary to comply with the limitations set forth in this Section 5.3, a Participant's rate of payroll deductions may be decreased by AltaVista to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided for in such Participant's subscription agreement at the beginning of the first Offering Period that is scheduled to end the following calendar year, unless a Participant otherwise increases or decreases the rate of his or her payroll deductions, or discontinues his or her participation in the Plan.

     5.4 The option price under each option shall be the lower of: (i) a percentage (which percentage may not be less than eighty-five percent (85%)) established by the Committee (the "Designated Percentage") of the Fair Market Value of the Common Stock on the Offering Date on which an option is granted, or
(ii) the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date. Notwithstanding anything to the contrary contained herein, for purposes of the Offering Date of the first Offering Period under the Plan, the Fair Market Value of one share of Common Stock shall be the initial price to the public as set forth in the final prospectus included within the Registration Statement. The Committee may change the Designated Percentage with respect to any future Offering Period, and the Committee may determine with respect to any prospective Offering Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date. Unless otherwise established by the Committee, the Designated Percentage shall be equal to eighty-five percent (85%).

     5.5 To the extent permitted by applicable laws, if the Fair Market Value of a share of Common Stock on any Purchase Date in an Offering Period is lower than the Fair Market Value of a share of Common Stock on the Offering Date of such Offering Period, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Purchase Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

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6. PURCHASE OF STOCK.
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     Subject to the limitations set forth in Sections 5.1 and 5.3, upon the expiration of each Purchase Period, a Participant's option shall be exercised automatically for the purchase of that number of full and fractional shares of Common Stock which the accumulated payroll deductions credited to the Participant's account at that time shall purchase at the applicable price specified in Section 5.4. Shares of Common Stock purchased on behalf of a Participant under the Plan shall be registered in the name of the Participant or, if requested in writing by the Participant, in the names of the Participant and the Participant's spouse.

7. PAYMENT AND DELIVERY.
   --------------------

     Upon the exercise of an option on each Purchase Date, AltaVista shall deliver (by electronic or other means) to the Participant a record of the Common Stock purchased, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee (or a broker selected by the Committee) or to a designated agent of AltaVista, and the Committee may utilize electronic or automated methods of share transfer. The Committee may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Committee may require that shares purchased under the Plan shall automatically participate in a dividend reinvestment plan or program maintained by AltaVista. AltaVista shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other Stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 7.

8. RECAPITALIZATION.
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     8.1 If after the grant of an option, but prior to the purchase of Common
Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limits of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

     8.2 The Board, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event AltaVista effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

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     8.3 The Board's determinations under this Section 8 shall be conclusive and binding on all parties.

9. MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.
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     9.1 In the event of the proposed liquidation or dissolution of AltaVista, the Offering Period then in progress will terminate immediately prior to the consummation of such proposed liquidation or dissolution, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

     9.2 In the event of a proposed sale of all or substantially all of the assets of AltaVista, or the merger or consolidation of AltaVista with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation or (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be deemed exercisable on such date.

10. TRANSFERABILITY.
    ---------------

     Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way other than by will or the laws of descent and distribution, and any other attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 4.3.

11. REPORTS.
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     Individual accounts shall be maintained by AltaVista for each Participant in the Plan. Statements of account shall be given to each Participant at least annually which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares of Common Stock purchased and the remaining cash balance, if any.

12. AMENDMENT OR TERMINATION OF THE PLAN.
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     12.1 The Plan shall continue until the tenth anniversary of the effective date as set forth in Section 20 of the Plan, unless previously terminated in accordance with Section 12.2.

     12.2 The Board or the Committee may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Stockholders, no such revision or amendment shall:

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         (a) increase the number of shares subject to the Plan, other than an adjustment under Section 8 of the Plan; or

         (b) modify the requirements as to eligibility for participation in the Plan, except as otherwise specified in this Plan.

13. ADMINISTRATION.
    --------------

     The Board shall appoint a Committee consisting of at least two members who will serve for such period of time as the Board may specify and who may be removed by the Board at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duties, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, to adopt sub-plans applicable to specified Subsidiaries or locations and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. AltaVista shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

14. COMMITTEE RULES FOR FOREIGN JURISDICTIONS.
    -----------------------------------------

     14.1 The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

     14.2 The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

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15. SECURITIES LAWS REQUIREMENTS.
    ----------------------------

     AltaVista shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until AltaVista has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and
(iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

16. GOVERNMENTAL REGULATIONS.
    ------------------------

     This Plan and AltaVista's obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

17. WITHHOLDING OF TAXES.
    --------------------

     If the Participant makes a disposition, within the meaning of section 424(c) of the Code of any share or shares of Common Stock issued to Participant pursuant to Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Purchase Date, Participant shall, within ten (10) days of such disposition, notify AltaVista thereof and thereafter immediately deliver to AltaVista any amount of Federal, state or local income taxes and other amounts which AltaVista informs the Participant AltaVista may be required to withhold.

18. NO ENLARGEMENT OF EMPLOYEE RIGHTS.
    ---------------------------------

     Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of AltaVista or any Designated Subsidiary or to interfere with the right of AltaVista or Designated Subsidiary to discharge any Employee at any time.

19. GOVERNING LAW.
    -------------

     This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of California without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by Federal law.

20. EFFECTIVE DATE.
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         This Plan shall be effective  upon the closing of  AltaVista's  initial public offering, subject to approval of the Stockholders within 12 months of its adoption by the Board.

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